                                                                 EXHIBIT 10.1


                      WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT

         This Waiver and Second Amendment to Credit Agreement, dated as of August 14, 1995 (the "Agreement") is among Stuart Entertainment, Inc., a Delaware corporation (the "U.S. Company"), Bingo Press & Specialty Limited (formerly known as 1089350 Ontario Inc.), an Ontario corporation (the "Canadian Company"), Bank of America National Trust and Savings Association, as U.S. Agent, Bank of America Illinois, as U.S. Lender, and Bank of America Canada, as Canadian Agent and Canadian Lender.

                              W I T N E S S E T H:

         WHEREAS, the U.S. Company, the Canadian Company, the U.S. Agent, the U.S. Lender, the Canadian Agent and the Canadian Lender are parties to that certain Credit Agreement dated as of December 13, 1994 (as amended, the "Credit Agreement") and to certain other documents executed in connection with the Credit Agreement;

         WHEREAS, the U.S. Company and the Canadian Company have requested certain waivers and amendments and the U.S. Lender and Canadian Lender have agreed to such waivers and amendments as provided herein.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. DEFINITIONS. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

         2. WAIVER. Subject to the conditions to effectiveness set forth in Section 4 below, the Lenders hereby waive any Event of Default arising under
Section 8.01(c) solely as a result of (a) a breach of Section 7.14 of the Credit Agreement as of March 31, 1995 and (b) a breach of Section 7.17 of the Credit Agreement for the period ending on March 31, 1995. The foregoing waiver shall not constitute a waiver of any other Event of Default now or hereafter existing, including any Event of Default arising under Section 8.01(c) as a result of a (i) breach of Section 7.14 for any date after March 31, 1995 or
(ii) a breach of Section 7.17 for any period ending after March 31, 1995.

         3. AMENDMENT TO THE CREDIT AGREEMENT. Subject to the conditions to effectiveness set forth in Section 4 below:

                 (a) A new defined term "Adjusted EBITDA Losses" is hereby added to Section 1.01 of the Credit Agreement immediately prior to the defined term "Adjusted Restructuring Costs" as follows:

                 "Adjusted EBITDA Losses" means (i) losses of up to One Million Six Hundred Thousand U.S. Dollars (U.S. $1,600,000) incurred by the U.S. Company, on a consolidated basis, during fiscal year 1995 (and affecting fiscal year 1995 consolidated earnings of the U.S. Company) as a result of the operations of the Companies in the United Kingdom and (ii) losses of up to Four Hundred Eighty-Nine Thousand U.S. Dollars (U.S. $489,000) incurred by the U.S. Company, on a consolidated basis, during fiscal year 1994 (and affecting fiscal year 1995 consolidated earnings of the U.S. Company) as a result of purchase accounting on the finished goods inventory of the Canadian Company at the date of the acquisition by the U.S. Company of the Canadian Company.

                 (b) The pricing grid and the first sentence following the pricing grid in the definition of "Applicable Margin" set forth in
         Section 1.01 of the Credit Agreement are amended and restated in their entirety as follows:

                                         Applicable
                                         Margin for
                       Applicable        Base Rate/        Applicable         Applicable        Applicable
                       Margin for         Canadian         Margin for         Margin for        Margin for
     Leverage           Offshore          Base Rate          BA Rate          Letter of           Non-Use
       Ratio           Rate Loans           Loans             Loans           Credit Fee            Fee
       -----           ----------           -----             -----           ----------            ---
 Less than or             1.000%             0%                 1.000%             1.000%             .250%
 equal to
 1.50:1.0

 Greater than             1.500                 .250            1.500              1.500              .250
 1.50:1.0 but
 less than or
 equal to
 2.00:1.0

 Greater than             1.750                 .500            1.750              1.750              .375
 2.00:1.0 but
 less than or
 equal to
 2.75:1.0

 Greater than             2.000                 .750            2.000              2.000              .375
 2.75:1.0 but
 less than or
 equal to
 3.25:1.0

 Greater than             2.500                1.250            2.500              2.500              .500
 3.25:1.0

         The initial Applicable Margin for Offshore Rate Loans shall be 2.50%, the initial Applicable Margin for Base Rate Loans and Canadian Base Rate Loans shall be 1.25%, the initial Applicable Margin for BA Rate Loans shall be 2.50%, the initial Applicable Margin for the Letter of Credit fee shall be 2.50% and the initial Applicable Margin for the non- use fee shall be 0.50%, and each initial Applicable Margin shall remain in effect until the delivery of a Compliance Certificate with respect to the fiscal year ending December 31, 1995.

                 (c)      The definition of "Fixed Charge Ratio" set forth in
         Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:

         "Fixed Charge Ratio" means, for any period the ratio of (a) the difference of (i) EBITDA for such period, less (ii) the consolidated Capital Expenditures of the U.S. Company for such period; to (b) the sum of (i) Consolidated Net Interest Expense for such period, plus
         (ii) taxes paid in cash by the U.S. Company and its Subsidiaries during such period, plus (iii) scheduled principal payments of the consolidated Indebtedness of the U.S. Company during such period (including principal payments made to Stuart by the U.S. Company under the Stock Purchase Agreement); provided, that for any period ending in fiscal year 1995, Fixed Charge Ratio means, for any such period, the ratio of (a) the sum of (i) EBITDA for such period, plus, (ii) Adjusted EBITDA Losses for such period, less (iii) the consolidated Capital Expenditures of the U.S. Company for such period; to (b) the sum of (i) Consolidated Net Interest Expense for such period, plus
         (ii) taxes paid in cash by the U.S. Company and its Subsidiaries during such period, plus (iii) principal payments of the U.S. Company under the Term Note from U.S. Company to U.S. Lenders scheduled to be paid during such period, plus (iv) principal payments of the Canadian Company under the Term Note from the Canadian Company to Canadian Lenders scheduled to be paid during such period, plus (v) principal payments made to Stuart by the U.S. Company under the Stock Purchase Agreement; provided further, that for any period ending in fiscal year 1996, Fixed Charge Ratio means, for any such period, the ratio of (a) the difference of (i) EBITDA for such period, less (ii) the consolidated Capital Expenditures of the U.S. Company during such period; to (b) the sum of (i) Consolidated Net Interest Expense for such period, plus (ii) taxes paid in cash by the U.S. Company and its Subsidiaries during such period, plus (iii) principal payments of the U.S. Company under the Term Note from U.S. Company to U.S. Lenders scheduled to be paid during such period, plus (iv) principal payments of the Canadian Company under the Term Note from the Canadian Company to Canadian Lenders scheduled to be paid during such period, plus (v) fifty percent (50%) of scheduled principal payments of the consolidated Indebtedness of the U.S. Company during such period (excluding principal payments made to Stuart by the U.S. Company under the Stock Purchase Agreement and payments scheduled to be made under the Term Notes), plus (vi) principal payments made to Stuart by the U.S. Company under the Stock Purchase Agreement.

                 (d) The definition of "Interest Coverage Ratio" set forth in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:

         "Interest Coverage Ratio" means, for any period, the ratio of (a) EBITDA for such period; to (b) Consolidated Net Interest Expense for such period; provided, that for any period ending in fiscal year 1995, Interest Coverage Ratio means, for any such period, the ratio of (a) the sum of (i) EBITDA for such period, plus (ii) Adjusted EBITDA Losses for such period; to (b) Consolidated Net Interest Expense for such period.

                 (e)      The definition of "Leverage Ratio" set forth in
         Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:

         "Leverage Ratio" means, for any 12-month period, the ratio of (a) total consolidated Indebtedness of the U.S. Company outstanding on the last day of such period (excluding the Indebtedness described in clause (c) of the definition of "Indebtedness," to the extent of the undrawn face amount of letters of credit, clause (g) of the definition of "Indebtedness," clause (h) of the definition of "Indebtedness," to the extent it applies to Indebtedness of another Person and clause (i) of the definition of "Indebtedness," to the extent it applies to Contingent Obligations permitted under Section 7.08(e) but only with respect to those obligations in connection with the leasing and similar arrangements described in Section 7.08(e) that are no more than 30 days past due); to (b) the EBITDA for such period; provided, that for the twelve month periods ending on June 30, 1995, September 30, 1995, and December 31, 1995, Leverage Ratio means the ratio of (a) total consolidated Indebtedness of the U.S. Company outstanding on the last day of such period (excluding the Indebtedness described in clause (c) of the definition of "Indebtedness," to the extent of the undrawn face amount of letters of credit, clause (g) of the definition of "Indebtedness," clause (h) of the definition of "Indebtedness," to the extent it applies to Indebtedness of another Person and clause (i) of the definition of "Indebtedness," to the extent it applies to Contingent Obligations permitted under Section 7.08(e) but only with respect to those obligations in connection with the leasing and similar arrangements described in Section 7.08(e) that are no more than 30 days past due); to (b) EBITDA plus Adjusted EBITDA Losses for the period from January 1, 1995 through the last day of such period, multiplied by the "Multiple" (as defined below). For purposes hereof, "Multiple" means, with respect to the Leverage Ratio for the period ending June 30, 1995, 2.0, with respect to the Leverage Ratio for the period ending September 30, 1995, 1.33, and with respect to the Leverage Ratio for the period ending December 31, 1995, 1.0.

                 (f) Clause (c) of Section 7.11 of the Credit Agreement is amended and restated in its entirety as follows:

                 "(c)     Capital Leases; provided, that the aggregate
         principal amount of consolidated Capital Lease Obligations of the U.S. Company and its Subsidiaries outstanding shall not exceed (i) Ten Million U.S. Dollars (U.S. $10,000,000) at any time during the fiscal years ending December 31, 1995 and December 31, 1996 and (ii) Twelve Million U.S. Dollars (U.S. $12,000,000) during any fiscal year of U.S. Company ending after December 31, 1996."

                 (g) Section 7.13 of the Credit Agreement is amended and restated in its entirety as follows:

                 "7.13 CAPITAL EXPENDITURES. The U.S. Company and its consolidated Subsidiaries shall not make Capital Expenditures during any period set forth below, or commit to make Capital Expenditures during any such period, in an amount exceeding the amount set forth below with respect to such period; provided, that to the extent that the amount set forth below for any period exceeds the Capital Expenditures of the U.S. Company and its consolidated Subsidiaries for such period, the U.S. Company and its consolidated Subsidiaries may make, or commit to make, Capital Expenditures in the following period set forth below in an amount equal to the sum of the amount set forth below for such following period and the lesser of (A) the amount of such excess and (B) Two Million U.S. Dollars (U.S. $2,000,000):

                                           Period                                           Amount
                                           ------                                           ------
                From January 1, 1995 through December 31, 1995                           U.S. $4,500,000

                For the fiscal year ending December 31, 1996 and for each
                fiscal year thereafter                                                   U.S. $5,000,000

                 (h) Section 7.14 of the Credit Agreement is amended and restated in its entirety as follows:

                 "7.14 NET WORTH. Net Worth at any time during any period set forth below shall not be less than the applicable minimum amount set forth below opposite such period:

                                                                                              Minimum Net
                                  Period                                                         Worth
                                  ------                                                         -----
             From January 1, 1995 through December 30, 1996                                 U.S. $30,000,000
             From December 31, 1996 through December 30, 1997                               U.S. $33,000,000
             From December 31, 1997 through December 30, 1998                               U.S. $37,000,000
             From December 31, 1998 through December 30, 1999                               U.S. $40,000,000
             From December 31, 1999 and at all times thereafter                             U.S. $45,000,000

                 (i) Section 7.15 of the Credit Agreement is amended and restated in its entirety as follows:

                 "7.15 LEVERAGE RATIO. The Leverage Ratio, as determined for any 12-month period ending on a date set forth below, shall not exceed the ratio set forth below opposite such date:

                                                                                           Maximum Leverage
                                            Period                                              Ratio
                                            ------                                              -----
              June 30, 1995, September 30, 1995, December 31, 1995 and March
              31, 1996                                                                           3.75

              June 30, 1996 and September 30, 1996                                               3.50

              December 31, 1996, March 31, 1997, June 30, 1997 and September
              31, 1997                                                                           3.25

              December 31, 1997, March 31, 1998, June 30, 1998 and September
              30, 1998                                                                           3.00

              December 31, 1998 and the last day of each fiscal quarter
              thereafter                                                                         2.75"


                 (j) Section 7.16 of the Credit Agreement is amended and restated as follows:

                 "7.16 FIXED CHARGE RATIO. The Fixed Charge Ratio for any period set forth below shall not be less than the ratio set forth below opposite such period:

                                                                                           Minimum Fixed
                                             Date                                         Charge Coverage
                                             ----                                         ----------------
              For the periods beginning on January 1, 1995 and ending on March
              31, 1995, June 30, 1995 and September 30, 1995
                                                                                                 1.00

              For the twelve-month periods ending on December 31, 1995 and on the last day of each fiscal quarter thereafter until and
              including September 30, 1998                                                       1.00

              For the twelve-month periods ending on December 31, 1998, March
              31, 1999, June 30, 1999 and September 30, 1999
                                                                                                 1.10

              For the twelve-month periods ending on December 31, 1999 and on the last day of each fiscal quarter thereafter
                                                                                                 1.15"

                 (k) Section 7.17 of the Credit Agreement is amended and restated in its entirety as follows:

         "7.17 INTEREST COVERAGE RATIO. The Interest Coverage Ratio for any period set forth below shall not be less than the ratio set forth below opposite such period:

                                                                                          Minimum Interest
                                             Date                                             Coverage
                                             ----                                             --------
              For the periods beginning on January 1, 1995 and ending on June
              30, 1995 and September 30, 1995                                                    2.25

              For the twelve-month periods ending on December 31, 1995, March
              31, 1996, June 30, 1996 and September 30, 1996                                     2.50

              For the twelve-month periods ending on December 31, 1996, March
              31, 1997, June 30, 1997 and September 30, 1997                                     2.75

              For the twelve-month periods ending on December 31, 1997, March
              31, 1998, June 30, 1998 and September 30, 1998
                                                                                                 3.25
              For the twelve-month periods ending on December 31, 1998 and on
              the last day of each fiscal quarter thereafter                                     3.50"

                 (l) A new Section 7.23 is hereby added to the Credit Agreement as follows:

         "7.23 MINIMUM EBITDA. EBITDA for any period set forth below shall not be less than the amount set forth below opposite such period:



                                            Date                                                Minimum
                                            ----                                                EBITDA
                                                                                                ------
              For the twelve-month period ending on December 31, 1995, March
              31, 1996, June 30, 1996 and September 30, 1996                                U.S. $11,000,000

              For the twelve-month periods ending on December 31, 1996, March
              31, 1997, June 30, 1997 and September 30, 1997                                U.S. $13,000,000

                                                                                               Minimum
                                            Date                                                EBITDA
                                            ----                                                ------
              For the twelve-month periods ending on December 31, 1997, March
              31, 1998, June 30, 1998 and September 30, 1998                                U.S. $14,000,000

              For the twelve-month periods ending on December 31, 1998, March
              31, 1999, June 30, 1999 and September 30, 1999                                U.S. $15,000,00

              For the twelve-month periods ending on December 31, 1999 and on
              the last day of each fiscal quarter thereafter                                U.S. $16,000,000"

                 (m) A new Section 7.24 is hereby added to the Credit Agreement as follows:

                 "7.24 LIMITATION ON PURCHASE PRICE ADJUSTMENT PAYMENT UNDER STOCK PURCHASE AGREEMENT. Such Company shall not, and shall not suffer or permit any of its Subsidiaries to, make the purchase price adjustment payment set forth in Section 3.4 of the Stock Purchase Agreement (which payment, as of August 14, 1995, is in the maximum principal amount of U.S. $711,000) unless prior to giving effect to such payment (i) the Leverage Ratio set forth in the most recent Compliance Certificate is less than 2.50 and (ii) the Aggregate Revolving Commitment exceeds the aggregate amount of Revolving Loans plus the aggregate face amount of all undrawn Letters of Credit (with the amount of all Revolving Loans to the Canadian Company and Letters of Credit issued for the account of the Canadian Company expressed in U.S. Dollars at the Current Exchange Rate) by at least Five Million U.S. Dollars (U.S. $5,000,000).

         4. AMENDMENT FEE; CONDITIONS TO EFFECTIVENESS. The Companies shall pay to U.S. Agent, for the sole account of BAI, an amendment fee of U.S. $200,000 (which fee shall be fully earned as of the date hereof), U.S. $50,000 of which shall be payable on the date hereof and U.S. $150,000 of which shall be payable on or before October 2, 1995. The waivers and amendments described herein shall be effective retroactively as of June 30, 1995, upon (i) payment by the Companies to U.S. Agent, for the sole account of BAI, of the U.S. $50,000 portion of the amendment fee of U.S. $200,000, and (ii) delivery of this fully executed Agreement to each Agent.

         5. OTHER AGREEMENTS. The Companies agree to reimburse Chase Manhattan Bank, N.A. and its Affiliates for all reasonable attorneys' fees up to U.S. $7,500 incurred by them in connection with reviewing the Loan Documents and obtaining an assignment of an interest in the Loans. The Companies agree that the failure to pay any portion of the amendment fee described in Section 4 above when due shall constitute an Event of Default.

         6. NO WAIVER OF PAST DEFAULTS. Nothing contained herein shall be deemed to constitute a waiver of any Event of Default that may heretofore or hereafter occur or have occurred and be continuing, or to modify any provision of the Credit Agreement except as expressly provided herein.

         7. REPRESENTATIONS AND WARRANTIES. To induce Lenders to enter into this Agreement, each Company represents and warrants to Lenders that the execution, delivery and performance by such Company of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate action (including, without limitation, shareholder approval), have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to such Company, the Organization Documents of such Company, or any order, judgment or decree of any court or other agency of government or any Contractual Obligation binding upon such Company; and the Credit Agreement as amended as of the date hereof is the legal, valid and binding obligation of such Company enforceable against such Company in accordance with its terms.

         8.      MISCELLANEOUS.

                 (a) Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

                 (b) Governing Law. This Agreement shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                 (c) Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

                 (d) Successors and Assigns. This Agreement shall be binding upon the Companies, Agents and Lenders and their respective successors and assigns, and shall inure to the sole benefit of the Companies, Agents and Lenders and the successors and assigns of the Companies, Agents and Lenders.

                 (e) References. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise require.

                 (f) Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not serve to effect a novation as to the Credit Agreement. The parties hereby expressly do not intend to extinguish the Credit Agreement. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Credit Agreement and secured by the Collateral. The Credit Agreement is amended hereby and each of the Loan Documents remain in full force and effect.

                 (g) Costs, Expenses and Taxes. Each Company affirms and acknowledges that Section 10.04 of the Credit Agreement applies to this Agreement and the transactions and agreements and documents contemplated hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                        STUART ENTERTAINMENT, INC.



                                        By
                                           ------------------------------------
                                        Title:
                                              ---------------------------------

                                        BINGO PRESS & SPECIALTY LIMITED



                                        By
                                           ------------------------------------
                                        Title:
                                              ---------------------------------

                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as U.S. Agent



                                        By
                                           -----------------------------------
                                        Title:
                                              --------------------------------

                                        BANK OF AMERICA ILLINOIS, as U.S. Lender



                                        By
                                           -----------------------------------
                                        Title:
                                              --------------------------------

                                        BANK OF AMERICA CANADA, as Canadian
                                        Agent



                                        By
                                           -----------------------------------
                                        Title:
                                              --------------------------------

                                        BANK OF AMERICA CANADA, as Canadian
                                        Lender


                                        By
                                           -----------------------------------
                                        Title:
                                              --------------------------------